                                  EXHIBIT 10.9

                           [MBT CAPITAL - LETTERHEAD]



MDU Communications Inc.,
#108 - 11951 Hammersmith Way,
RICHMOND, B.C.,
V7A 5H9.

ATTENTION:  DOUGLAS J. IRVING, DIRECTOR

Gentlemen:

         This writing, when appropriately executed by the parties hereto, shall constitute the Agreement in Principle amongst the parties pursuant to which it is contemplated that MDU Communications Inc. (MDU) and MBT Capital (MBT) will enter into a financing accommodation agreement (the Agreement) generally as herein recited. Star Choice Communications Inc. (Star Choice) has agreed to consent to the said contemplated arrangement and has, accordingly, verified that consent by its execution hereof.

1. The term of the contemplated relationship shall be through to and inclusive of the 26th day of August 2008;

2. The Agreement will be exclusive in nature and, except for certain working capital lines of credit with a Canadian Chartered Bank and debt arrangements previously approved by MBT -- such approval not to be unreasonably withheld -- MDU will not be permitted to enter into any debt arrangement except with MBT;

3. Subject to the subsequent direction and advice of legal and tax counsel for MBT, the transactions contemplated by the Agreement will take the form of a Leasing transaction as respecting the Set Top Boxes (the boxes) to be acquired from either a manufacturer or from Star Choice and as a Secured Debt transaction as respecting the advance made directly to MDU on account of its costs of installing the Signal Distribution System;

4. MDU undertakes to be responsible for every cost, of every nature, of MBT directly, or indirectly, attributable to the effort of MBT respecting the proposed arrangement and, with respect thereto, has made a contribution of Ten Thousand Dollars ($10,000) towards the costs of MBT in conducting its due diligence respecting the herein contemplated transaction and MDU further undertakes to additionally deposit, from time to time, such further sums as MBT shall reasonably require to conclude its said due diligence efforts;

5. Additional to the aforesaid costs contribution, MDU agrees that upon its acceptance of a commitment from MBT to consummate the Agreement, MDU will deposit with MBT a drawing account of One Hundred and Fifty Thousand Dollars ($150,000) as a good faith deposit from which MBT shall pay for legal and tax opinions and documentation and all costs relating thereto and MDU undertakes to additionally deposit, from time to time, such further sums as MBT shall reasonably require to conclude the said legal and tax opinions and documentation;

6. It is currently thought appropriate that MBT will agree to a one-time Sale/Leaseback transaction with MDU pursuant to which MBT will acquire the four thousand (4,000) boxes currently in the possession of active subscribers and will pay MDU One Million Five Hundred and Twenty Thousand Dollars ($1,520,000) therefor and will rent those boxes back to MDU. MDU shall direct MBT to pay to Star Choice directly all sums then owing to Star Choice from MDU from the proceeds of such sale;

7. Given that Star Choice is currently the provider of all programming services to S.O. Subscribers and collects all of the charges relating thereto, including the monthly rental charge relating to the box, and given that Star Choice desires to remit monthly that portion if those charges which are due to MDU to a single recipient, i.e. as opposed to dividing the MDU share between MDU and its financing partner, it is understood by MBT and MDU that MBT shall be designated as the recipient of all moneys due to MDU and, upon its receipt of those moneys, MBT shall deduct such sums as are properly due to it pursuant to the Agreement and shall, in a timely fashion, remit the remaining balance, if any, to MDU. Notwithstanding the provisions of this Paragraph (7) to the contrary, MBT agrees that it will review annually the payment procedure herein provided and, should it then be convinced that the task of collecting and distributing the moneys from Star Choice might better be a task handled by MDU, then it shall be at liberty to provide that MDU shall thereupon be so designated and will instruct Star Choice accordingly;

8. MDU agrees that it shall not permit at any time during the term of its herein contemplated relationship with MBT the aggregate number of boxes being defined as "second" boxes and "non-earning" boxes to exceed seven per cent (7%) of the total number of boxes owned, from time to time, by MBT. In the event the said aggregate of second and non-earning boxes exceed the seven per cent (7%) limit, then MDU will pay to the MBT Security Deposit Account a further instalment of One Hundred Dollars ($100.00) for each box which then exceeds the seven per cent (7%) limit;

9. The financings hereby contemplated will, in fact, be two (2) separate transactions. Firstly, MBT will purchase the boxes directly from Star Choice and will lease those boxes to MDU. With respect to the purchase of the boxes by MBT from Star Choice, Star Choice agrees to convey to MBT the warranty which it has received from the manufacturer. Secondly, MBT will advance directly to MDU a sum equal to the difference between Three Hundred and Eighty Dollars ($380.00) and the sum paid to Star Choice for each box;

10. MBT shall be entitled to receive from MDU an equal and consecutive monthly rental payment of Twelve Dollars and Eighty Cents ($12.80) on account of each Lease and Advance to MDU for each S.O. Subscriber and shall additionally receive One Dollar and Ten Cents ($1.10) each month as an accumulating Security Deposit respecting each S.O. Subscriber;

11. The aforesaid Security Deposit shall accumulate and be held by MBT for the account of MDU until the Security Deposit has accumulated to Fifty-two Dollars and Eighty Cents ($52.80) per Subscriber and shall be paid by MBT to MDU within sixty (60) days of the date when the said balance of Fifty-two Dollars and Eighty Cents ($52.80) has been accomplished. Notwithstanding anything in this Paragraph (11), or in any other provision herein to the contrary, the Security Deposit which was paid to MBT by MDU pursuant to Paragraph (8) hereof shall not be paid to MDU until all Leases between MDU and MBT have been fully completed and there is no longer any obligation of MDU to pay MBT any sums of any nature;

12. Subject to appropriate notice by MDU to MBT and there being no event of default then existing, MDU shall have the right to acquire each box theretofore leased to MDU by MBT after forty-eight (48) months of rentals of Twelve Dollars and Eighty Cents ($12.80) each have been received by MBT and the purchase price of each box thereby acquired by MDU from MBT shall be Twenty-five Dollars ($25.00);

13. In every instance herein and in any documentation and agreement relating hereto or to the arrangement herein contemplated, it is understood that all sums are net of any exigible tax or levy and such taxes or levies are the responsibility and the obligation of MDU or of the S.O. Subscriber, as the case may be;

14. In the event MDU shall acquire one or more boxes from MBT pursuant to the purchase option aforesaid, then the entitlement of MBT to revenues from the S.O. Subscriber then utilizing that box shall be reduced from the Twelve Dollars and Eighty Cents ($12.80) aforementioned to Three Dollars ($3.00) and such Three Dollar ($3.00) entitlement shall continue for so long as that S.O. Subscriber shall remain an S.O. Subscriber;

15. Given the term of the relationship herein contemplated, it will be necessary that Star Choice and MBT enter into a Purchase/Supply Agreement pursuant to which Star Choice will agree to the timely supply of the boxes at a price as provided in the S.O. Agreement of August 27th, 1998 between Star Choice and MDU;

16. Star Choice agrees that its right of set-off or claim against MDU shall not extend to those sums which are payable to MBT for the account of MBT pursuant to the financings hereby contemplated. Subject to the provisions of Paragraph (17) hereof to the contrary, MBT agrees to return to Star Choice any funds paid to it by Star Choice which are in excess of the payments provided to be paid by MDU to MBT provided that such funds have not previously been paid to MDU and provided that Star Choice has given MBT appropriate prior notice of its action in exercising its alleged right of set-off or claim;

17. In the event that Star Choice terminates MDU as a Service Operator for any reason whatsoever:

         (a) Star Choice shall continue to pay to MBT all moneys which would otherwise be due and payable to MDU but for the said termination and MBT shall temporarily assume the responsibility of MDU for the service and maintenance of the "active" buildings then housing S.O. Subscribers from the revenue stream exceeding the aggregate sums due and owing to MBT pursuant to the financing contracts herein contemplated. Star Choice and MBT agree to use their respective best efforts to immediately appoint a replacement Service Operator or to have either Star Choice or MBT assume the Service Operator function directly;

         (b) Star Choice shall have the right of first refusal to receive an assignment of the rights of MDU pursuant to the Purchase Option provided in Paragraph (12) hereof. Additionally, Star Choice shall have an option to purchase all boxes then owned by MBT and the purchase price therefor shall then be negotiated by Star Choice and MBT;

         (c) In the event Star Choice shall not exercise its option to purchase all of the boxes then owned by MBT as hereinbefore provided by Paragraph 17(b) above, then Star Choice and MBT shall use their best efforts to negotiate the sale to the replacement Service Operator appointed by Star Choice and MBT of any non-revenue generating boxes then owned by MBT;

18. Notwithstanding anything hereinbefore written to the contrary, MDU agrees with MBT to cause the following matters to be accomplished prior to the closing date of the initial transaction herein contemplated:

         (a) MDU will grant MBT the right of two (2) nominees to be appointed to its Board and to its Advisory Committee;

         (b) MDU will appoint an MBT nominee as its Assistant Comptroller to have unfettered access to the books and records of MDU with the specific understanding that should that nominee believe it would be in the best interest of MBT to be aware of certain happenings or circumstances, then that nominee shall be at liberty to advise MBT accordingly;

         (c) MDU will immediately prepare a revised Business Plan consistent with the format heretofore suggested by MBT and will deliver same to MBT with the executed copy of this Agreement in Principle;

         (d) MDU agrees to permit MBT representatives to review its insurance files, its Minute Book, its Financial Records, its Personnel Files, its MIS programs and all Contract Files whatsoever nature to permit MBT to conduct such due diligence as it shall deem necessary or appropriate to make a final affirmative or negative decision respecting the relationship herein contemplated and MDU will permit MBT free access to all corporate matters and co-operate fully and timely in providing such access and records;

19. Notwithstanding any other provision of this Agreement in Principle, the parties agree:

         (a) MBT shall have no recourse against Star Choice for the obligations of MDU hereunder other than as specifically set out in Paragraph (17) herein;

         (b) The obligations of Star Choice hereunder are subject to the further review and approval of legal counsel, lenders and financial advisors of Star Choice. Star Choice shall be afforded the same rights of due diligence afforded MBT in Paragraph 18(d) herein;

20. MDU shall be responsible for every cost, of every nature, of Star Choice, directly or indirectly, attributable to the effort of Star Choice respecting the proposed arrangements.

         This Agreement may be executed in any number of counterparts and all these counterparts shall for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatory to the same counterpart.

         If the foregoing accords with your records and recollection of the agreements heretofore reached, this document requires to be executed and returned on or before December 2nd, 1999.

                                   Yours very truly,

                                   MBT CAPITAL

                                   /s/ W.H. Molle

                                   W.H. Molle

ACKNOWLEDGED AND AGREED
this ___ day of ____________, 1999.


MDU COMMUNICATIONS INC.             STAR CHOICE COMMUNICATIONS, INC.


-----------------------------------      Per
Gary Monoghan, President                    -----------------------------------
                                         Its



----------------------------------       Per
Douglas J. Irving, Director                 -----------------------------------
                                         Its

                           [MBT CAPITAL - LETTERHEAD]


MDU Communications Inc.
#108 - 11951 Hammersmith Way
RICHMOND, British Columbia
V7A 5H9

ATTENTION:  DOUGLAS J. IRVING, DIRECTOR

Gentlemen:

         This writing, when appropriately executed by the parties hereto, shall constitute the Agreement in Principle between the parties pursuant to which it is contemplated that MDU Communications Inc. (MDU) and MBT Capital, Inc. (MBT) will enter into a financing accommodation agreement (the Agreement) generally as herein recited when read in conjunction with the Agreement in Principle made the 18th day of November, 1999 amongst MDU, MBT and Star Choice Communications, Inc. and such Agreement in Principle is, by this reference, made a part hereof.

1. The Agreement will anticipate that MDU will cause the installation of boxes with S.O. subscribers which could aggregate One Hundred and Fifty Thousand (150,000) or more transactions;

2. As an inducement to cause MBT to enter into the Agreement, MDU has granted the right to MBT to acquire a one-third (1/3) undivided interest in the rights of MDU to share in the value of the Subscriber List created by MDU by virtue of the financing arrangement hereby contemplated;

3. In consideration of the right granted to MBT to acquire an undivided interest in the Subscriber List (as hereinbefore provided), MDU agrees that it shall not sell or encumber its rights to that list, in any way whatsoever, without first obtaining the approval of MBT and MDU agrees it is acting as trustee for MBT with respect to the interest of MBT in the said Subscriber List;

4. The right of MBT to acquire the one-third (1/3) undivided interest in the MDU rights respecting the aforementioned Subscriber List shall be exercised by MBT giving MDU forty-eight (48) hours prior notice of its intention to exercise its right and by paying to MDU, on Closing, a purchase price being the product of ten cents ($0.10) multiplied by the number of then active S.O. Subscribers on the said list.

         If the foregoing accords with your records and recollection of the agreements heretofore reached, this documents requires to be executed and returned on or before December 2nd 1999.

                                  Yours very truly,

                                   MBT CAPITAL


                                   W.H. Molle

ACKNOWLEDGED AND AGREED
this ___ day of ____________, 1999.

MDU COMMUNICATIONS INC.

         /s/ GARY MONAGHAN
--------------------------------
Gary Monaghan, President

--------------------------------
Douglas J. Irving, Director

                              ASSIGNMENT AGREEMENT



         This assignment agreement made as of the 14th day of January, 2000.

AMONG:

                                     MerBanco Capital Inc.
                                     (hereinafter "MerBanco")

                                                              OF THE FIRST PART

                                     - and -

                                     3678652 Canada Inc.
                                     (hereinafter called "3678652")

                                                              OF THE SECOND PART

                                     - and -

                                     MBT Capital
                                     (hereinafter called "MBT")

                                                              OF THE THIRD PART

                                     - and -

                                     Gibralt Capital Corporation
                                     (hereinafter called "Gibralt")

                                                              OF THE FOURTH PART


         WHEREAS MBT and MDU Communications Inc. ("MDU") entered into an offer to finance dated November 18, 1999 and an addendum thereto dated November 22, 1999 (collectively, the "Offer to Finance");

         AND WHEREAS MerBanco, 3678652 and MBT desire to assign all of their respective rights and interests under the Offer of Finance to Gibralt in accordance with the provisions hereof;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of Two Dollars ($2.00) paid by each of the parties hereto to each of the other parties hereto (the receipt and sufficiency whereof is hereby acknowledged by each of them) and other good and valuable consideration, the parties hereto covenant and agree as follows:

1. MerBanco, 3678652 and MBT hereby assign, transfer, convey and set over unto Gibralt the Offer of Finance and all of their respective rights and interests therein and thereto.

2. Gibralt hereby assumes all of the obligations and responsibilities of MBT under the Offer to Finance and agrees to be bound by all of the provisions thereof as if Gibralt were the original party to the Offer to Finance in place of MBT.
3. The parties hereto on behalf of themselves, and their respective successors and assigns, hereby covenant and agree, without further consideration, to do all lawful acts and things and execute such other lawful assignments, documents, assurances, applications and other instruments as may reasonably be required by Gibralt, its successors and assigns to obtain any and all rights under the Offer of Finance and to vest the same in Gibralt, its successors and assigns.
4. This agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one in the same instrument.
5. This agreement shall be governed and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

         IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

                                    MerBanco Capital Inc.


                                    Per:              /s/
                                        -------------------------

                                    3678652 Canada Inc.


                                    Per:              /s/
                                        -------------------------

                                    MBT Capital


                                    Per:     /s/ W.H. Molle
                                        -------------------------

                                    Gibralt Capital Corporation


                                    Per:     /s/ Johnny Ciampi
                                        -------------------------